Exhibit 99.1

Worksport Secures New U.S. Patent For Innovative Solar Truck Cover

West Seneca, New York, May 29, 2024 - Worksport Ltd. (NASDAQ: WKSP), a key U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is announcing that it has been issued a new utility patent from the United States Patent & Trademark Office related to its highly anticipated SOLIS Solar Tonneau Cover.

This innovative product is set to transform the automotive accessories market by merging advanced solar technology with the practicality of a truck bed cover, positioning it as a groundbreaking asset for truck owners, and overlanding enthusiasts. Worksport's SOLIS cover will be made compatible with most major brands, including the Ford F-Series, Chevrolet Silverado, and Ram pickup trucks-the top 3 selling vehicles in the U.S. With around 7 million truck bed covers sold annually (~21,000 daily), the SOLIS cover is poised to be the market's premier solar-integrated option, secured by strong intellectual property rights. This uniquely positions Worksport to tap into a multi-billion-dollar market segment with exclusivity in its innovation.

Worksport's SOLIS cover will be compatible with combustion-engine vehicles when combined with the Worksport COR portable energy storage system. It will also target OEM integration for upcoming EV pickup trucks. Worksport has a signed agreement with Hyundai.

This new patent, a key element to massive domestic commercialization, covers the unique design and functionality of the SOLIS Solar Tonneau Cover, which integrates solar panels on the top surface of multiple sections of the cover. This innovative design ensures that the solar panels on each section are electrically connected, enhancing the efficiency and energy capture capabilities of the system. The SOLIS cover can operate with or without side rails, providing versatility and ease of installation for users.

"We are thrilled to secure this new patent for our SOLIS Solar Tonneau Cover, which is scheduled to come out this summer," said Steven Rossi, CEO of Worksport Ltd. "The SOLIS cover is not just a product; it represents a significant leap forward in integrating renewable energy into everyday automotive accessories. We believe it will set a new standard in the market and offer immense value to our customers. Matched with Worksport's COR portable power system, it's a perfect nano-grid system not just for EVs but also parks, recreation, utility, and the job site."

Expanding Worksport's Intellectual Property Portfolio

This latest patent is a testament to Worksport's dedication to protecting its innovations and maintaining a competitive edge in the market. Worksport's robust intellectual property portfolio now boasts over 160 patents, trademarks, and applications thereof, securing its position as an emerging leader in the automotive accessory and renewable energy markets.

Worksport's IP strategy focuses on a combination of patents, trademarks, copyrights, and trade secrets, safeguarded by confidentiality agreements. This comprehensive approach ensures the exclusivity of its technology, protects its strategic direction, and opens potential licensing opportunities.

"Our intellectual property is a critical asset that supports our growth and innovation," added Rossi. "We are committed to continuously expanding our IP portfolio to cover our current and future products. This includes our SOLIS solar-integrated tonneau covers, COR battery systems, and extreme climate heat pumps. Protecting our innovation ensures that Worksport remains at the forefront of technological advancement in our industry. With our large and growing global patent portfolio, we have solidified our path toward commercialization while committing to protecting our IP rights with vigor."

The Company is excited to bring the inaugural Alpha launch of the COR and SOLIS duo to market- scheduled for this summer. It will be available to select influencers, companies, and individuals. Worksport anticipates providing further product development updates in the coming weeks and is rapidly expanding the sales of existing product lines.

Key Press-Releases released in 2024:

  May 23, 2024: Worksport Sets Guidance for 300-433% Revenue Growth in 2024
  May 16, 2024: Worksport Reports 1,506% Q1 Revenue Surge
  May 8, 2024: Worksport Announces $2.8MM Grant
  April 25, 2024: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 18, 2024: $2.8MM Direct Offering Priced At-The-Market.
  March 6, 2024: Worksport to Launch Innovative SOLIS & COR Products This Summer
  February 7, 2024: Infineon and Worksport Announce Collaboration
  January 24, 2024: Worksport Unveils AL3- Made in the USA Tonneau Cover

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For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128
W: investors.worksport.com W: https://worksport.com E: investors@worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

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For additional information, please contact:

For additional information, please contact:

Steven Obadiah, Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789-128
W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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